                                                                   EXHIBIT 10.33


                              RENTAL POOL AGREEMENT

         THIS RENTAL POOL AGREEMENT (the "AGREEMENT") is made and entered into this 30th day of June, 1997, by and between EQUIPMENT PURCHASING L.L.C., a Delaware limited liability company ("OWNER") and MULTIMEDIA GAMES, INC., a Texas corporation (the "COMPANY").

                              W I T N E S S E T H:

         WHEREAS, the Chickasaw Nation (the "TRIBE") has entered into an agreement (the "CHICKASAW AGREEMENT") with the Company to place MegaMania electronic player stations (the "EQUIPMENT") in its bingo facility in exchange for the Company receiving 4.5% of the Adjusted Gross Revenue (as defined in the Integrated Gaming Services Agreement Addendum attached as EXHIBIT "A") derived from use of the Equipment (the "COMPANY REVENUE");

         WHEREAS, the Company and Owner have entered into a certain Equipment Purchase Agreement, dated of even date herewith (the "PURCHASE AGREEMENT"), to consummate Owner's purchase of the Equipment from the Company; and

         WHEREAS, as additional consideration for Owner entering into the Purchase Agreement, the Company wishes to grant Owner a percentage of the Hold Revenue.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

         1. Term. This Agreement shall be effective upon execution (the "EFFECTIVE DATE") and shall continue and remain in full force and effect until such time as the Company shall purchase the Equipment.

         2. Adjusted Gross Revenue . As partial consideration for Owner's purchase of the Equipment, the Company agrees to assign two percent (2%) of the Adjusted Gross Revenue derived from use of the Equipment under the Chickasaw Agreement to Owner (the "OWNER PERCENTAGE"). This assignment does not assign the Company's right to a management fee as provided in the Management Agreement between the parties of even date herewith (the "MANAGEMENT AGREEMENT"). The Company retains the right to receive two and one half percent (2.5%) of the Adjusted Gross Revenue derived from the use of the Equipment under the Chickasaw Agreement (the "COMPANY PERCENTAGE"). In the event the Company Revenue received from the Tribe is modified for any reason, or in the event the Equipment is transferred to another facility and the hold revenue is subject to agreement with someone other than the Tribe, the parties agree that they shall renegotiate the revenue percentages to be received by each party in good faith.

         3. Collection. The Company agrees to be responsible for the collection and remittance of the Owner Percentage as provided in the Management Agreement, including any necessary legal action related to such collection. The Company shall not, however, be required to compensate Owner in the event the Tribe, or any other third party, fails to pay, or provides an inaccurate or fraudulent accounting of, the Owner Percentage. The Company agrees that it will subrogate its claim to the Owner Percentage upon the request of Owner, and that it will cooperate in all subsequent efforts by Owner to collect the Owner Percentage from the Tribe.

         4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without reference to the choice of law principles thereof.

         5. Entire Agreement. This Agreement, including any exhibits and schedules hereto, contains the entire agreement and understanding between the parties hereto, and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof. There are no written or oral agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless consented to in writing by the Company and Owner.

         6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement may not be assigned by either party without the written consent of the other, which consent shall not be unreasonably withheld.

         7. Parties In Interest. Nothing in this Agreement shall entitle any party other than Buyer or Seller to any claim, cause of action, remedy or right of any kind.

         8. Waiver. No waiver of any term, provision or condition of this Agreement shall be effective unless in writing, signed by the party against which such waiver is sought to be enforced, and no such waiver shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement, unless specifically so stated in such written waiver.

         9. Severability. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance (other than a term, covenant, condition or application which affects the essence of this Agreement) shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to those persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives on the day first above written.


                                       EQUIPMENT PURCHASING L.L.C.

                                       By: Rio Grande Management Corp.


                                           By:
                                              ----------------------------------
                                           Name: Clifton Lind
                                           Its:  President




                                       MULTIMEDIA GAMES, INC.



                                       By:
                                          --------------------------------------
                                       Name: Gordon Graves
                                       Its:  Chief Executive Officer